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                              CSS INDUSTRIES, INC.

                             2000 STOCK OPTION PLAN

                           FOR NON-EMPLOYEE DIRECTORS


1. Purpose. The purpose of this 2000 Stock Option Plan for Non-Employee Directors (the "Plan") of CSS Industries, Inc. (the "Company") is to increase the ownership interest in the Company of Non-Employee Directors whose services are considered essential to the Company's continued progress and to provide a further incentive to serve as a Director of the Company.

2. The Plan. The Plan shall consist of options to acquire Shares of the Common Stock of the Company, $.10 par value (the "Shares").

3. Administration. The Plan shall be administered by a Committee of the Board of Directors consisting of Directors who are not eligible to participate in the Plan (the "Committee"). Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan; providing, however, that the Committee shall have no discretion with respect to the eligibility or selection of Directors to receive options under the Plan, the number of Shares subject to any such options, other than by reason of an adjustment pursuant to
Section 8 hereof, or the purchase price of options or the frequency of option grants thereunder, and provided further that the Committee shall not have the authority to take any action to make any determination that would materially increase the benefits accruing to participants under the Plan. The determination of the Committee in the administration of the Plan, as described herein, shall be final and conclusive and binding upon all persons including, without limitation, the Company, its stockholders and persons granted options under the Plan. The Secretary of the Company shall be authorized to implement the Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes thereof. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware.

4. Participation in the Plan. Directors of the Company who are not employees of the Company or any subsidiary or affiliate of the Company shall be eligible to participate in the Plan ("Eligible Directors").

5. Shares Subject to the Plan. Subject to adjustment as provided in Section 8, an aggregate of Two Hundred Thousand (200,000) Shares shall be available for issuance upon the exercise of options granted under the Plan. The Shares deliverable upon the exercise of an option

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may be made available from unissued Shares not reserved for any other purpose or
Shares reacquired by the Company, including Shares purchased in the open market or in private transactions. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the Shares subject to, but not delivered under, such option may again become available for the grant of other options under the Plan.

6. Non-Statutory Stock Options. All options granted under the Plan shall be non-statutory options not intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

7. Terms, Conditions and Forms of Options. Each option granted under this Plan shall be evidenced by a written agreement with the Company in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

         (i) Option Grant Dates. Options to purchase 4,000 Shares (as adjusted pursuant to Section 8) shall be granted automatically to each Eligible Director on the last day that the Company's Shares are traded on the New York Stock Exchange or other national securities exchange upon which the shares are traded or if the Shares are not then listed on a national securities exchange and are not traded over-the-counter on the date of the last trade as reported by NASDAQ or, if not reported by NASDAQ, the last trade which was reported, in each November through 2005, except that any such grant shall be subject to and contingent upon approval of the Plan by the stockholders of the Company at the 2001 Annual Meeting of Stockholders.

         (ii) Purchase Price. The purchase price of Shares upon exercise of an option shall be 100% of the fair market value of the Shares on the date of grant of an option; which shall be: (i) if the Shares are then listed on a national securities exchange, the closing price of the Shares on such date; provided, however, if on such date the Shares were traded on more than one national securities exchange, then the closing price on the exchange on which the greatest volume of Shares were traded on such day; (ii) if the Shares are not then listed on a national securities exchange and are traded over-the-counter, the last sale price of the Shares on such date as reported by NASDAQ or, if not reported by NASDAQ, the average of the closing bid and asked prices for the Shares on such date; and (iii) if the Shares are neither then listed on a national securities exchange nor traded in the over-the-counter market, such value as the Committee shall in good faith determine. If the Shares are then listed on a national securities exchange or are traded over-the-counter but are not traded on the date of grant, then the purchase price of such shares shall be the closing price on the last day prior thereto on which such Shares were traded.

         (iii) Exercisability and Term of Options. Each option granted under the Plan will become exercisable and mature in four equal installments, commencing on the first anniversary of the date of grant and annually thereafter. Each option granted under the Plan shall

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expire five years from the date of the grant, and shall be subject to earlier termination as hereinafter provided.

         (iv) Termination of Service. In the event of the termination of service on the Board by the holder of any option, other than by reason of death as set forth in Paragraph (v) hereof or by reason of such holders commencement of employment with the Company, the then outstanding options of such holder may be exercised only to the extent that they were exercisable on the date of such termination and shall expire three months after such termination, or on their stated expiration date, whichever occurs first.

         (v) Death. In the event of the death of the holder of any option, each of the then outstanding options of such holder will immediately mature in full and become exercisable by the holder's legal representative at any time within a period of six months after death, but in no event after the expiration date of the term of the option.

         (vi) Payment. Options may be exercised only upon payment to the Company in full of the purchase price of the Shares to be delivered. Such payment shall be made (a) in cash or check at the time of purchase, (b) by delivering Shares already owned by the holder and having a fair market value (as defined in Section 7(ii)) equal to the purchase price, (c) with the proceeds of a promissory note payable by the holder of such option to the Company, but only in accordance with the provisions of a Loan Program established by the Committee or any successor program as in effect from time to time, (1) in a principal amount of up to 50% of the fair market value of the Shares to be delivered pursuant to the exercise of such option, or such applicable lower percentage as may be specified by the Committee pursuant to the Loan Program, and (2) bearing interest at a rate not less than the applicable Federal rate prescribed by
Section 1274 of the Code, or such higher rate as may be specified by the Committee pursuant to the Loan Program; or (d) through any combination of (a),
(b) or (c). Notwithstanding the foregoing, the Committee reserves the right not to permit such payment to be made under the terms of subsections (b) or (c) if it determines that the same would not be in the best interests of the Company.

8. Adjustment upon Changes in Shares; Acceleration and Cancellation of Options.

         (i) In the event of any reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants, rights or debentures, stock dividend, stock split or reverse stock split, extraordinary cash dividend, property dividend, combination or exchange of shares, repurchase of shares or any other change in corporate structure which in the judgment of the Committee materially affects the value of Shares, the Committee may determine the appropriate adjustments, if any, to the number and class of Shares available for issuance upon the exercise of options granted under the Plan, the number and class of Shares and the exercise price per Share set forth in any option theretofore granted.

         (ii) In the event of (a) the disposition of all or substantially all of the assets of
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the Company, (b) the dissolution of the Company, (c) the merger or consolidation of the Company with or into any other entity or the merger or consolidation of any other entity into the Company in each case whereby the Company is not the surviving entity, or (d) the making of a tender offer or exchange offer to purchase all or substantially all of the Shares of the Company, all outstanding options awarded under the Plan shall become exercisable in full immediately prior to such event and such options shall be canceled by the Company, which shall remit to each Eligible Director a cash payment equal to the difference between (y) the aggregate fair market value of all Shares subject to the unexercised portion of such options less (z) the aggregate exercise price of such unexercised options above.

9. Options Non-Assignable and Non-Transferable. Each option and all rights thereunder shall be non-assignable and non-transferable other than by will or the laws of descent and distribution and shall be exercisable during the holder's lifetime only by the holder or the holder's guardian or legal representative.

10. Limitations of Rights.

         (i) No Right to Continue as a Director. Neither the Plan nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that an Eligible Director has a right to continue as a Director for any period of time, or at any particular rate of compensation.

         (ii) No Stockholders' Rights for Holders of Options. A holder of options shall have no rights as a stockholder with respect to the Shares covered by options granted hereunder until the date of the issuance of a stock certificate therefor, and no adjustment will be made for any cash dividend distributions for which the record date is prior to the date such certificate is issued.

11. Effective Date and Duration of Plan. The Plan is effective upon its adoption by the Board of Directors, subject to approval by the stockholders of the Company at the 2001 Annual Meeting of Stockholders. The period during which option grants shall be made under the Plan shall terminate on December 31, 2005 (unless the Plan is extended or is terminated on an earlier date by action of the stockholders), but such termination shall not affect the terms of any then outstanding options.

12. Amendment, Suspension or Termination of the Plan. Subject to the limitations described in this Section, the Committee may amend, suspend or terminate the Plan; provided, however, that no such action shall adversely affect the rights of Directors who hold outstanding options previously granted hereunder and, provided further, however, that any stockholder approval necessary or desirable in order to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, shall be obtained in the manner required therein. Amendments to Sections 4 and 7(i) and (ii) shall not be effected more than once every six months, unless such amendments are implemented to comport with changes in the Code or

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regulations thereunder.

13. Notice. Any notice to the Company required by any of the provisions of this Plan shall be in writing and addressed to the Secretary of the Company at the Company's then Executive Offices and shall become effective when it is received.

14. Use of Proceeds. Proceeds from the sale of Shares pursuant to options granted under the Plan shall constitute general funds of the Company.

15. No Fractional Shares. No fractional Shares shall be issued pursuant to options granted hereunder.

16. Expenses of the Plan. All of the expenses of administering the Plan shall be paid by the Company.

17. Compliance with Applicable Law. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or any certificate for Shares to be delivered pursuant to the exercise of an option unless and until the Company is advised by its counsel that the issuance and delivery of such certificate is in compliance with all applicable laws, regulations or governmental authority and the requirements of any exchange upon which Shares are traded. The Company shall in no event be obligated to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other action in order to cause the issuance and delivery of any such certificate to comply with any such law, regulations or requirement. The Committee may require, as a condition of the issuance and delivery of any such certificate and in order to insure compliance with such laws, regulations and requirements, such representations as the Committee, in its sole discretion, deems necessary or desirable. Each option shall be subject to the further requirement that if at any time the Committee shall determine in its discretion that the listing or qualification of the Shares subject to such option, is required under any securities exchange or association requirements or under any applicable law, or that the consent or approval of any governmental regulatory body is necessary as a condition of, or in connection with, the granting of such option or the issuance of Shares thereunder, such option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

18. Governing Law. Except to the extent pre-empted by federal law, this Plan shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware.

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